UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2007

GENTA INCORPORATED

(Exact name of registrant specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-19635 (Commission File Number)	33-0326866 (I.R.S. Employer Identification No.)

200 Connell Drive, Berkeley Heights, NJ (Address of principal executive offices)	07922 (Zip Code)

(908) 286-9800
(Registrant’s telephone, including area code)

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

Amendment to the Employment Agreement, dated as of January 1, 2006, between the Company and Raymond P. Warrell, Jr. M.D.

On September 20, 2007, the Compensation Committee of the Board of Directors (the “Committee”) and the Board of Directors of Genta Incorporated (the “Company”) approved an amendment to the Employment Agreement, dated as of January 1, 2006, between the Company and Raymond P. Warrell, Jr. M.D. (the “Amendment”). Pursuant to the Amendment, the term of Dr. Warrell’s Employment Agreement was extended from December 31, 2008 to December 31, 2010, and Dr. Warrell will continue to serve as Chairman of the Board and Chief Executive Officer.

For the fiscal year ending December 31, 2007, the Committee determined that Dr. Warrell shall not receive a merit pay increase, and that for fiscal year ending December 31, 2008, pursuant to the Amendment, Dr. Warrell’s base pay will be reduced by 15%. The Committee also determined that for fiscal year ending December 31, 2007, Dr. Warrell shall not receive an end-of-year cash bonus or be eligible to receive an end-of year stock option award.

Dr. Warrell was awarded 2,400,000 options of Genta Common Stock. The options shall vest in three tranches, as follows.  The first tranche shall consist of 480,000 options that will vest when the market capitalization of the Company exceeds ten (10) times the value of the Company’s market capitalization as of the date of the option grant.  The second tranche shall consist of 480,000 options that will vest upon initial regulatory approval of the Company’s lead oncology product, Genasense®, by either the U.S. Food and Drug Administration (FDA) or the European Medicines Agency (EMEA).  The third tranche shall consist of 1,440,000 shares, of which 360,000 shares shall vest on the date of grant, and the remaining 1,080,000 shares in this tranche shall vest in equal monthly installments, one-thirty-ninth (1/39) of the grant per month, so as to be fully vested on December 31, 2010. The award is contingent upon shareholder approval of the 2007 Stock Option Plan.

The foregoing summary of the Amendment does not purport to be a complete description and is qualified in its entirety by reference to the amendment to the Employment Agreement, dated as of January 1, 2006, between the Company and Raymond P. Warrell, Jr. M.D., which will be filed as an exhibit to the Company’s Form 10-Q for the quarter ending September 30, 2007.

Grant of Restricted Stock Units to Richard J. Moran, Senior Vice President, Chief Financial Officer and Corporate Secretary

On September 21, 2007, the Committee awarded Richard J. Moran, Senior Vice President, Chief Financial Officer and Corporate Secretary, 60,000 shares of restricted stock units pursuant to the Company’s 1998 Stock Incentive Plan, as amended, which shall vest in two equal tranches of 20,000 shares each upon the completion of one or more financial transactions including, but not limited to partnerships, asset sales or other transactions that raise working capital for the Company and one tranche of 20,000 shares that shall vest on July 1, 2008 upon satisfactory provision of certain other financial and accounting services.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED
Date:	September 26, 2007	By:	/s/ RICHARD J. MORAN
		Name:	Richard J. Moran
		Title:	Senior Vice President, Chief Financial Officer and Corporate Secretary